SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): FEBRUARY 28, 1997

                          GST Telecommunications, Inc.

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             (Exact name of registrant as specified in its charter)

         Canada                      1-12866             N/A
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

               4317 N.E. Thurston Way, Vancouver, Washington 98662
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     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (360) 254-4700

                                       N/A

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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On February 28, 1997, GST Telecommunications, Inc. (the "Company") consummated a private placement (the "Princes Gate Investment") of $50 million of Series A Convertible Preference Shares (the "Redeemable Preferred Shares") with Ocean Horizon S.R.L., an affiliate of Princes Gate Investors II, L.P. ("Princes Gate"). Princes Gate is a limited partnership consisting of an affiliate of Morgan Stanley & Co. Incorporated and certain private equity investors. The Redeemable Preferred Shares, which are convertible into common shares, without par value (the "Common Shares"), at any time after February 28, 2000 at an imputed conversion price of $11.375 per share, will not pay dividends, except to the extent cash dividends are paid on Common Shares. In addition, the liquidation and redemption prices of the Redeemable Preferred Shares will accrete at a semi-annual rate of 117/8%.

         The Company is required to redeem the Redeemable Preferred Shares in cash on February 28, 2004 (the "Mandatory Redemption"); PROVIDED that to the extent the Company is prohibited from paying such redemption price in cash, the holders of Redeemable Preferred Shares have the option to convert each Redeemable Preferred Share into Common Shares valued at 95% of the then market price. In the event the Company is prevented from paying the redemption price for Redeemable Preferred Shares in cash and any holder of Redeemable Preferred Shares does not exercise such conversion option, the Company has the option of extending the Mandatory Redemption Date to August 28, 2007. The Company has the option of redeeming the Redeemable Preferred Shares at any time after February 28, 2000 in cash at a redemption price per Redeemable Preferred Share equal to the number of Common Shares into which such Redeemable Preferred Share is then convertible multiplied by the price at which such Redeemable Preferred Share would become subject to mandatory conversion. Under the terms of the Redeemable Preferred Shares, the holders are entitled to elect one person to the Board of Directors of the Company.

         Redeemable Preferred Shares are convertible at the option of the holders into Common Shares at any time after February 28, 2000 or earlier upon a change of control of the Company. The holders of Redeemable Preferred Shares have the right to request the Company to repurchase their shares of cash upon a change of control of GST after February 28, 2002; prior to that time, such repurchase would be valued in Common Shares valued at 95% of the then market price. Further, the Redeemable Preferred Shares are subject to mandatory conversion by the Company after February 20, 2000 to Common Shares if the market price of Common Shares exceeds $15.925 per share.

         The Registrant received U.S. $48,750,000, constituting the net purchase price of the Redeemable Preferred Shares. The Company will utilize the net proceeds of the financing to build out the Company's fiber optic networks and for general corporate purposes.

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         (c)      Exhibits.

         4.1 Securities Purchase Agreement, dated as of February 28, 1997, between the Registrant and Ocean Horizon SRL.

         4.2 Securityholders Agreement, dated as of February 28, 1997, between the Registrant and Ocean Horizon SRL.

         4.3        Articles  of  Amendment,  as  amended,   Exhibit  A  to  the
                    Securities Purchase Agreement

        99.1        Press Release of the Registrant, dated March 3, 1997.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GST TELECOMMUNICATIONS, INC.

Dated: March 14, 1997                   By: /s/ Clifford V. Sander
                                            ----------------------
                                            Clifford V. Sander
                                            Senior Vice President

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